Exhibit 15.1

December 20, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re:	Registration Statement on Form S-8 of JPMorgan Chase & Co. filed December 20, 2012

Commissioners:

We are aware that (i) our report dated May 10, 2012, except for the effects of the restatement described in Note 1 to the consolidated financial statements, as to which the date is August 9, 2012, on our review of the consolidated balance sheet of JPMorgan Chase & Co. and its subsidiaries (the “Firm”) as of March 31, 2012 (restated), and the related consolidated statements of income, of comprehensive income, of cash flows and of changes in stockholders’ equity for the three-month periods ended March 31, 2012 (restated) and March 31, 2011, included in the Firm’s Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2012, (ii) our report dated August 9, 2012 on our review of the consolidated balance sheet of the Firm as of June 30, 2012, and the related consolidated statements of income and of comprehensive income for the three-month and six-month periods ended June 30, 2012 and June 30, 2011, and the consolidated statements of cash flows and of changes in stockholders’ equity for the six-month periods ended June 30, 2012 and June 30, 2011, included in the Firm’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, and (iii) our report dated November 8, 2012 on our review of the consolidated balance sheet of the Firm as of September 30, 2012, and the related consolidated statements of income and of comprehensive income for the three-month and nine-month periods ended September 30, 2012 and September 30, 2011, and the consolidated statements of cash flows and of changes in stockholders’ equity for the nine-month periods ended September 30, 2012 and September 30, 2011, included in the Firm’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, are each incorporated by reference in the registration statement referred to above. Pursuant to Rule 436(c) under the Securities Act of 1933, each such report should not be considered a part of such registration statement, and is not a report within the meaning of Sections 7 and 11 of that Act.

Very truly yours,

/s/ PricewaterhouseCoopers LLP